EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64714 and 333-159908 on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of the Layne Christensen Company Capital Accumulation Plan for the year ended December 31, 2009.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Kansas City, Missouri
June 29, 2010

18